Exhibit 10.16

PURCHASE AGREEMENT AND ASSIGNMENT

This Purchase Agreement and Assignment (this “Agreement”) is made effective as of June     , 2014, by and between WildHorse Resources, LLC, a Delaware limited liability company (“Seller”), and WildHorse Resources II, LLC, a Delaware limited liability company (“Purchaser”).

WHEREAS, Seller owns all of the issued and outstanding membership interests in WildHorse Resources Management Company, LLC, a Delaware limited liability company (the “Company”);

WHEREAS, the Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, all of Seller’s membership interest in the Company (the “Interest”), subject to the terms and conditions of this Agreement; and

WHEREAS, each of the parties hereto is making certain representations, warranties and covenants herein to induce the other to enter into this Agreement.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE 1.

PURCHASE OF THE INTEREST

1.1 Sale of the Interest. Subject to the terms and conditions of this Agreement, Seller hereby SELLS, CONVEYS, TRANSFERS, ASSIGNS AND DELIVERS unto Purchaser and its respective successors and assigns, all right, title and interest in and to the Interest free and clear of any title defects, charges, liens, mortgages, pledges, claims, security interests, options, restrictions, and other encumbrances of every type and description, whether imposed by law, agreement, understanding or otherwise (“Encumbrances”) and no further written agreement, assignment, conveyance or assumption instrument is needed to effect the transfer contemplated hereby.

1.2 Purchase Price. As full consideration for the Interest, Purchaser has contemporaneously with the execution and delivery of this Agreement delivered to Seller the sum of $             in cash or other immediately available funds.

ARTICLE 2.

REPRESENTATIONS AND WARRANTIES OF SELLER

In order to induce Purchaser to enter into this Agreement and to purchase the Interest, Seller hereby makes the following representations and warranties to Purchaser:

2.1 Ownership. Seller has good and valid title to the Interest, and is assigning the Interest free and clear of all Encumbrances.

2.2 Authority. Seller is competent, under no duress or legal restraint, and has all necessary authority to enter this Agreement, perform such obligations hereunder and consummate the transactions contemplated hereby and that this Agreement has been duly and validly executed and delivered by Seller, and constitutes the legal, valid and binding agreement of Seller, enforceable against Seller in accordance with its terms except as (a) the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, rearrangement, fraudulent transfer, fraudulent conveyance or other similar laws affecting creditors’ rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability.

2.3 Consents and Approvals. No consent, notice or approval of any third party is necessary in connection with Seller’s execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

2.4 No Additional Representations or Warranties. Seller is making no representations or warranties, express or implied, of any nature whatsoever except as specifically set forth in this Article 2.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES OF PURCHASER

In order to induce Seller to enter into this Agreement and to sell, in the aggregate, the Interest, Purchaser hereby makes the following representations and warranties to Seller:

3.1 Authority. Purchaser is competent, under no duress or legal restraint, and has all necessary authority to enter into this Agreement, perform Purchaser’s obligations hereunder and consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes the legal, valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms except as (a) the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, rearrangement, fraudulent transfer, fraudulent conveyance or other similar laws affecting creditors’ rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability.

3.2 Consents and Approvals. No consent, notice or approval of any third party is necessary in connection with Purchaser’s execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

3.3 No Additional Representations or Warranties. Such Purchaser is making no representations or warranties, express or implied, of any nature whatsoever except as specifically set forth in this Article 3.

ARTICLE 4.

MISCELLANEOUS

4.1 Expenses. Purchaser and Seller shall each pay their own expenses incurred in connection with this Agreement, including attorneys’ fees. Each party hereto is responsible for and is relying solely on its own business, legal, accounting and tax advice in connection with this Agreement and the transactions contemplated hereby.

4.2 Taxes. The Seller shall pay all federal, state or local taxes, or other governmental fees or charges due and payable as a result of this sale.

4.3 Indemnification by Seller. Subject to the terms, conditions and limitations set forth in this Agreement, SELLER SHALL INDEMNIFY AND HOLD HARMLESS PURCHASER AND ITS AFFILIATES FROM ANY CLAIM, ACTION, DEMAND, LOSS, COST, EXPENSE, LIABILITY, PENALTY, AND OTHER DAMAGE, INCLUDING WITHOUT LIMITATION, ATTORNEYS’ FEES AND OTHER COSTS AND EXPENSES REASONABLY INCURRED IN INVESTIGATING, AND ATTEMPTING TO AVOID, OR IN OPPOSING THE IMPOSITION THEREOF, RESULTING TO PURCHASER AND ITS AFFILIATES FROM ANY INACCURATE REPRESENTATION OR WARRANTY MADE BY SELLER IN ARTICLE 2 OF THIS AGREEMENT.

4.4 Indemnification and Release by Purchaser.

(a) Subject to the terms, conditions and limitations set forth in this Agreement, PURCHASER shall indemnify and hold harmless SELLER AND ITS AFFILIATES from any claim, action, demand, loss, cost, expense, liability, penalty, and other damage, including without limitation, attorneys’ fees and other costs and expenses reasonably incurred in investigating, and attempting to avoid, or in opposing the imposition thereof, resulting to SELLER or ITS AFFILIATES from any inaccurate representation or warranty made by purchaser in Article 3 of this Agreement.

(b) PURCHASER (for itself and on behalf of the Company) does hereby finally, unconditionally, irrevocably, and absolutely release, acquit, remise, and forever discharge the SELLER AND ITS AFFILIATES (the “Seller Group”) from and against any and all accounts, agreements, avoidance actions, bills, bonds, causes, causes of action, charges, claims, complaints, contracts, controversies, costs, counterclaims, damages, debts, demands, equitable proceedings, executions, expenses, legal proceedings, liabilities, losses, matters, objections, obligations, orders, proceedings, reckonings, remedies, rights, setoffs, suits, sums of money, of any kind, at common law, statutory or otherwise, whether known or unknown, whether matured or unmatured, whether absolute or contingent, whether direct or derivative, whether suspected or unsuspected, whether liquidated or unliquidated (including breach of contract, breach of any special relationship, breach of duty of care, breach of duty of loyalty, breach of fiduciary duty, concealment, conflicts of interest, conspiracy, control, course of conduct or dealing, debt recharacterization, deceit, deceptive trade practices, deepening insolvency, defamation, disclosure, duress, economic duress, equitable subordination, fraud, fraudulent conveyance, fraudulent transfer, fraudulent inducement, gross negligence, insolvency law violations, interference with contractual and business relationships, misrepresentation, misuse of insider information, negligence, breach of obligation of fair dealing, breach of obligation of good faith and fair dealing, breach of obligation of good faith, preference, secrecy, securities and antitrust laws violations, substantive consolidation, tying arrangements, unconscionability, usury, violations of statutes and regulations of governmental entities, instrumentalities and agencies, wrongful recoupment or setoff, or any tort, whether common law, statutory or in equity) (each, a “Claim,” and collectively, the “Claims”), that PURCHASER OR THE COMPANY has, may have had, may now have or may have in the future, directly, indirectly or derivatively, against any member of the Seller Group, to the extent the same (i) relate to any actions, omissions, failure to take action, breaches, violations or similar event arising, occurring or accruing prior to and including the date hereof, including as a result of, or in relation to, any negligence of any member of the Seller Group, and (ii) either (x) arise under or relate in any manner to any of the organizational or governing documents or other contracts, agreements or commitments (whether in writing or orally) of the Company or any subsidiary or member thereof, (y) arise in connection with or are related in any manner to SELLER acting in its capacity as a member of the Company or any subsidiary thereof (whether such any action is authorized, appropriate or in compliance with any law, rule or regulation) or (z) relate in any manner to any member of the Seller Group’s direct or indirect ownership in the Company or any subsidiary thereof, or any member of the Seller Group’s debt or obligation owing to the Company or any subsidiary thereof prior to the date hereof, or any member of the Seller Group’s management, control or action taken on behalf of the Company or any subsidiary thereof prior to the date hereof (whether authorized, appropriate or in compliance with any law, rule or regulation), excluding in all respects any actions, omissions, failure to take action, breaches, violations or similar event to the extent arising out of or resulting from the gross negligence or willful misconduct of any member of the Seller Group.

4.5 Limitation of Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT OR UNDER ANY LEGAL CONSTRUCT, NEITHER PARTY HERETO SHALL SEEK OR BE LIABLE FOR, IN ANY FORM OR AMOUNT, PUNITIVE, EXEMPLARY, CONSEQUENTIAL, INDIRECT, SPECIAL OR INCIDENTAL DAMAGES IN CONNECTION WITH THIS AGREEMENT.

4.6 Amendment and Modification. This Agreement may be amended, modified or supplemented only by the written agreement of the parties hereto.

4.7 Waiver of Compliance; Consents. Any failure of any party to comply with any obligation, covenant, agreement or condition herein may be waived by each party affected thereby only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing.

4.8 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by Seller or Purchaser without the prior written consent of the other party.

4.9 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS (REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAW) AS TO ALL MATTERS, INCLUDING, BUT NOT LIMITED TO, MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, PERFORMANCE AND REMEDIES.

4.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.11 No Third-Party Beneficiaries. No provision of this Agreement is intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

4.12 Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

4.13 Entire Agreement. This Agreement, including the documents, instruments and agreements referred to herein, and the agreements and documents executed contemporaneously herewith embody the entire agreement and understanding of the parties hereto in respect of the subject matter hereof. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first above written.

PURCHASER: WILDHORSE RESOURCES II, LLC

By:

Name:

Title:

SELLER: WILDHORSE RESOURCES, LLC

By:

Name:

Title: